Filed Pursuant to Rule 424(c)
Registration Number 333-129188
MEMORY PHARMACEUTICALS CORP.
Amended and Restated Prospectus Supplement Dated March 31, 2006
To
Prospectus Dated November 7, 2005
This document supplements and amends the prospectus dated November 7, 2005 (the “Prospectus”), relating to the resale of 16,112,158 shares of our common stock and 5,639,232 shares of our common stock issuable upon the exercise of warrants. The selling stockholders acquired their shares and the warrants from us in a private placement that closed on September 23, 2005 (the “Private Placement”). This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with, and may not be delivered or utilized without, the Prospectus. The information in this Prospectus Supplement amends and supersedes the information set forth under the heading “Selling Stockholders” appearing on pages 16 – 22 of the Prospectus.
Since the filing of the Prospectus, certain selling stockholders have provided us with updated information relating to the shares of our common stock and warrants purchased in the Private Placement. The purpose of this Prospectus Supplement is: (i) to provide updated information provided by certain stockholders since November 7, 2005, (ii) to provide updated information with respect to our directors and their affiliates that participated in the Private Placement, and (iii) to reflect the exercisability of the warrants described below within 60 days of the date of this Prospectus Supplement. Except with respect to the exercisability of such warrants, we have not provided updated information for selling stockholders who have not provided us with updated information since November 7, 2005. Selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended or the Securities Act, some or all of their shares of common stock since November 7, 2005.
SELLING STOCKHOLDERS
The shares of common stock covered hereby consist of:
•	16,112,158 shares of our common stock that we issued to the selling stockholders in a private placement in September 2005; and

•	5,639,232 shares of our common stock issuable upon exercise of warrants to purchase common stock.
We issued the warrants to the selling stockholders in connection with their purchase of shares of our common stock in the private placement.
In connection with the registration rights we granted to the selling stockholders, we filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus or interests therein from time to time on The Nasdaq National Market, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders. The warrants held by the selling stockholders are exercisable at any time in whole or in part beginning March 22, 2006 and ending September 22, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective selling stockholder, Schedules 13D and 13G and other public documents filed with the SEC. The number of shares of common stock beneficially owned prior to the offering by each selling stockholder includes (i) all shares held by a selling stockholder prior to the private placement, plus (ii) all shares purchased by the selling stockholder pursuant to the private placement and being offered pursuant to the prospectus, as well as (iii) all options or other derivative securities which are exercisable within 60 days of October 15, 2005. The percentages of shares owned after the offering are based on 37,760,399 shares of our common stock outstanding as of March 15, 2006, which includes the outstanding shares of common stock offered by this prospectus and all shares of common stock issuable under the warrants, which become exercisable within 60 days from the date hereof.
Unless otherwise indicated below, to our knowledge, all persons named in this table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.
Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.
The selling stockholders may sell some, all or none of their shares of common stock offered by this prospectus. We do not know how long the selling stockholders will hold their shares of common stock before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder other than the securities purchase agreement pursuant to which the selling stockholders purchased their shares of common stock from us. The shares offered by this prospectus may be offered from time to time by the selling stockholders, although the warrant shares will not be eligible to be offered pursuant to this prospectus until the related warrants are exercised. Accordingly, for purposes of this table, we have assumed that, after completion of the offering and as of March 22, 2006, only the shares underlying the warrants will be held by the selling stockholders.
The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended or the Securities Act, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

The following table sets forth, to our knowledge: (i) information about the selling stockholders as of October 15, 2005, (ii) updated information with respect to certain selling stockholders, and (iii) information with respect to our directors and their affiliates as of March 15, 2006.

			Number of
	Number of	Number	Shares of
	Shares of	of Shares	Common
	Common	of	Stock
	Stock	Common	Underlying	Shares of Common
	Beneficially	Stock	Warrants	Stock Beneficially
	Owned Prior	Registered	Registered	Owned After the
	to the	for Sale	for Sale	Completion of
Name of Selling Stockholder (1)	Offering	Hereby	Hereby (2)	Offering(2)
				Number	Percent
Alta California Partners II, L.P. (3)	1,194,206	259,875	90,956	1,025,287	2.71%
Alta California Partners II, L.P.- New Pool (3)	526,316	526,316	184,210	184,210	*
Alta Embarcadero Partners II, LLC (3)	13,654	3,283	1,149	11,520	*
Aries Master Fund II (4)	121,579	121,579	42,552	42,552	*
Aries Domestic Fund II, L.P. (4)	36,842	36,842	12,894	12,894	*
Aries Domestic Fund, L.P. (4)	210,000	210,000	73,500	73,500	*
RAQ, LLC (5)	157,895	157,895	55,263	55,263	*
Capital Ventures International (6)	527,000	527,000	184,450	184,450	*
D3 LifeScience Select Ltd. (7)	131,579	131,579	46,052	46,052	*
D3 LifeScience Ltd. (7)	131,579	131,579	46,052	46,052	*
Enable Growth Partners L.P. (8)	340,000	340,000	119,000	119,000	*
Enable Opportunity Partners L.P. (8)	54,736	54,736	19,157	19,157	*
GIMV NV (9)	1,009,126	447,369	156,579	718,336	1.89%
Adviesbeheer GIMV Life Sciences NV (9)	148,714	78,947	27,631	97,398	*
GLS LP Investment 1 Limited (10)	1,013,914	526,316	184,210	671,808	1.77%
Jefferies & Company, Inc. (11)	—	—	17,998	17,998	*
Nite Capital LP (12)	157,895	157,895	55,263	55,263	*
Oxford Bioscience Partners II (Annex) L.P. (13)	1,283,317	526,316	184,210	941,211	2.48%
Oxford Bioscience Partners IV L.P. (14)	2,605,437	2,605,437	911,902	911,902	2.36%
mRNA Fund II L.P. (14)	26,142	26,142	9,149	9,149	*
RHP Master Fund, Ltd. (15)	526,316	526,316	184,210	184,210	*
Smithfield Fiduciary LLC (16)	526,316	526,316	184,210	184,210	*
Special Situations Fund III, LP (17)	1,684,211	1,684,211	589,473	589,473	1.54%
Special Situations Cayman Fund, LP (17)	421,053	421,053	147,368	147,368	*
Special Situations Private Equity Fund, LP (17)	789,474	789,474	276,315	276,315	*
Special Situations Life Sciences Fund, LP (17)	263,158	263,158	92,105	92,105	*

			Number of
	Number of	Number	Shares of
	Shares of	of Shares	Common
	Common	of	Stock
	Stock	Common	Underlying	Shares of Common
	Beneficially	Stock	Warrants	Stock Beneficially
	Owned Prior	Registered	Registered	Owned After the
	to the	for Sale	for Sale	Completion of
Name of Selling Stockholder (1)	Offering	Hereby	Hereby (2)	Offering(2)
				Number	Percent
SF Capital Partners Ltd. (18)	1,578,948	1,578,948	552,631	552,631	1.44%
Southridge Partners LP (19)	263,158	263,158	92,105	92,105	*
SRB Greenway Capital (QP), L.P. (20)	297,948	297,948	104,281	104,281	*
SRB Greenway Capital, L.P. (20)	42,684	42,684	14,939	14,939	*
SRB Greenway Offshore Operating Fund, L.P. (20)	27,790	27,790	9,726	9,726	*
UBS Securities LLC – F/B/O Kings Road Investments Ltd. (21)	263,158	263,158	92,105	92,105	*
Walker Smith International Fund, Ltd. (22)	142,105	142,105	49,736	49,736	*
Walker Smith Capital (QP), L.P. (22)	103,105	103,105	36,086	36,086	*
Walker Smith Capital, L.P. (22)	17,947	17,947	6,281	6,281	*
WPG-Farber Fund, L.P. (23)	154,000	154,000	53,900	53,900	*
WPG-Farber QP Fund, L.P. (23)	59,675	59,675	20,886	20,886	*
WPG-Farber Institutional Fund, L.P. (23)	51,425	51,425	—	—	*
WPG-Farber Overseas, L.P. (23)	9,900	9,900	3,465	3,465	*
Venrock Associates (24)	859,207	323,684	113,289	648,812	1.71%
Venrock Associates II, L.P. (24)	1,213,190	465,789	163,026	910,427	2.40%
Anthony B. Evnin, Ph.D. (25)	2,280,791	184,211	64,473	1,651,245	4.37%
Walter and Celia Gilbert 1994 Unitrust #2 dated 10/11/94 (26)	52,632	52,632	18,421	18,421	*
Keyes/Sulat Revocable Trust (27)	157,895	157,895	55,263	55,263	*
Robert I. Kriebel (28)	5,000	5,000	1,750	10,025	*
David A. Lowe, Ph.D. (29)	133,815	26,316	9,210	184,834	*
Michael E. Meyers, M.P.H. (30)	36,266	26,316	9,210	22,510	*
Tony Scullion (31)	702,289	39,474	13,815	726,224	1.92%
Banc of America Strategic Investments Corporation (32)	591,491	591,491	207,021	207,021	*
Fortis Securities LLC (33)	147,873	147,873	51,755	51,755	*

*Represents less than 1%.

(1)	Throughout this prospectus, when we refer to the “selling stockholders,” we mean the persons listed in the table above, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests, and when we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our common stock sold and the shares of our common stock issuable upon the exercise of the warrants issued in the private placement, collectively, unless otherwise indicated.

(2)	The warrants being offered hereby are exercisable beginning March 22, 2006. Because these warrants were not exercisable within 60 days of October 15, 2005, they are not included in the number of shares beneficially owned prior to the offering. The warrants are included in the number and percentage of shares owned after the offering.

(3)	The Registrant has been advised that Jean Deleage, Guy Nohra, Garrett Gruener, Daniel Janney and Alix Marduel, M.D. (collectively, the “Principals”) of Alta Partners, a venture capital firm, are members of (i) Alta California Management Partners II, LLC, which is the general partner of Alta California Partners II, L.P. (“Alta California Partners”), (ii) Alta California Management Partners II, LLC – New Pool, which is the general partner of Alta California Partners II, L.P. – New Pool (“Alta New Pool”), and (iii) Alta Embarcadero Partners II, LLC (“Alta Embarcadero”). The Principals may be deemed to share voting and investment control for the shares held by Alta California Partners, Alta New Pool and Alta Embarcadero. The Principals disclaim beneficial ownership of the shares held by Alta California Partners, Alta New Pool and Alta Embarcadero except to the extent of their pecuniary interests therein. Dr. Marduel served as a member of our Board of Directors from December 1998 to December 2004.

(4)	The Registrant has been advised that Lindsay A. Rosenwald, M.D. is the sole stockholder, Chairman and Chief Executive Officer of Paramount BioCapital Asset Management, Inc. (“PBCAM”). PBCAM is the investment manager of the Aries Master Fund II and is the general partner to each of Aries Domestic Fund, L.P. and Aries Domestic Fund II, L.P. Dr. Rosenwald has voting and investment control over the securities held by Aries Domestic Fund, L.P., Aries Domestic Fund II, L.P., and Aries Master Fund II. Dr. Rosenwald also has voting and investment control over the securities held by RAQ, LLC. See footnote 5. Dr. Rosenwald is also Chairman, Chief Executive Officer and sole stockholder of Paramount BioCapital, Inc., a National Association of Securities Dealers, or NASD, member broker-dealer. See footnote 34.

(5)	The Registrant has been advised that Lindsay A. Rosenwald, M.D. is the managing member of RAQ, LLC. Dr. Rosenwald has voting and investment control over the securities held by RAQ, LLC. Dr. Rosenwald is also Chairman, Chief Executive Officer and sole stockholder of Paramount BioCapital, Inc., a NASD member broker-dealer, see footnote 34. Dr. Rosenwald also has voting and investment control over the securities held by Aries Domestic Fund, L.P., Aries Domestic Fund II, L.P., and Aries Master Fund II. See footnote 4.

(6)	The Registrant has been advised that Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. The Registrant has also been advised that CVI is an affiliate of a registered broker-dealer. See footnote 34.

(7)	The Registrant has been advised that D3 Capital Management, LLC is the investment manager of each of D3 LifeScience Ltd. and D3 LifeScience Select Ltd. and has voting and investment control over the securities held by each of the foregoing entities. Nathan Fischel, M.D., CFA is the managing member of D3 Capital Management, LLC.

(8)	The Registrant has been advised that Enable Growth Partners, LP (“EGP”) and Enable Opportunity Partners, LP (“EOP”) are affiliated with Enable Capital LLC, a registered broker-dealer. Mitch Levine is the Managing Member of Enable Capital LLC and is also a Principal of each of EGP’s and EOP’s General Partner. Mr. Levine has voting and investment control over the shares of common stock held by EGP and EOP. See footnote 34

(9)	The Registrant has been advised that GIMV NV owns 47.38% of Adviesbeheer GIMV Life Sciences (“Adviesbeheer Life”). Adviesbeheer GIMV Deal Services NV, which is controlled by GIMV NV, owns 24.9% of the shares of Adviesbeheer Life.

(10)	The Registrant has been advised that GLS Investment 1 Limited has two shareholders, Arnold Limited and Doyle Administration Limited and two directors, Trafalgar Representatives Limited and Nelson Representatives Limited (the “Directors”). The Directors have voting and investment control over the shares of common stock held by GLS Investment 1 Limited.

(11)	Jefferies and Company, Inc. (“Jefferies”) purchased the warrants from WPG-Farber Institutional Fund LP on December 31, 2005. The Registrant has been advised that Jefferies acquired the warrants for its own account in the ordinary course of business, and that, at the time it acquired the securities, it had no agreement or understanding, direct or indirect, with any person to distribute the securities. Jefferies is a registered broker-dealer. See, footnote 34.

(12)	The Registrant has been advised that Keith Goodman, Manager of the General Partner, has voting and investment control over the shares of common stock held by Nite Capital LP.

(13)	The Registrant has been advised that OBP Management II L.P. is the general partner of Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”). Voting and investment power is shared by the general partners of OBP Management II L.P., including Jonathan Fleming, Alan G. Walton, Edmund Olivier and Cornelius Ryan (each a “General Partner” and collectively the “General Partners”). Mr. Fleming has served as a member of our Board of Directors since January 1998. Mr. Fleming serves on the board of directors of Leerink Swan & Co., Inc., a member of the NASD. See footnote 34.

Based on a Schedule 13G/A filed with the SEC on February 14, 2006 (the “Oxford 13G”) by Oxford Bioscience Partners II L.P. (“OBP II”), Oxford Bioscience Partners (Adjunct) II L.P. (“OBP Adjunct II”), Oxford Bioscience Partners (GS-Adjunct) II L.P. (“OBP GS-Adjunct II”), Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”), Oxford Bioscience Partners (Bermuda) II Limited Partnership (“OBP Bermuda II”), OBP Management (Bermuda) II Limited Partnership (“OBP Management Bermuda II”), OBP Management (Bermuda) II Ltd. (“OBP Bermuda II Ltd.”), and OBP Management II L.P. (“OBP Management II”, together with OBP II, OBP Adjunct II, GS-Adjunct II L.P., OBP Annex II, OBP Bermuda II, OBP Management Bermuda II, OBP Bermuda II Ltd., the “Oxford II Entities”). According to the Oxford 13G and the Oxford 13D (as defined below), prior the private placement, OBP II was the owner of record of 357,715 shares, OBP Bermuda II was the owner of record of 267,844 shares, OBP Adjunct II was the owner of record of 100,306 shares, OBP GS-Adjunct II was the owner of record of 352,679 shares and OBP Annex II was the owner of record of 757,001 shares. OBP Annex II purchased an additional 526,316 shares of common stock in the private placement and was issued warrants to purchase 184,210 shares of common stock. Prior to the private placement, the OBP II Funds collectively held 1,835,545 shares of common stock. Immediately after the private placement, the OBP II Funds collectively hold 2,361,861 shares of common stock and warrants to purchase 184,210 shares of common stock.

By virtue of their relationship as affiliated limited partnerships, whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II may be deemed to share voting power and the power to direct the disposition of the shares of common stock which each partnership owns of record. OBP Management II (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II), OBP Management Bermuda II (as the general partner of OBP Bermuda II) and OBP Bermuda II Ltd. (as the corporate general partner of OBP Management Bermuda II) may also be deemed to beneficially own the shares of OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II. The General Partners are general partners of both OBP Management II and OBP Management Bermuda II. Therefore, each of the General Partners may be deemed to own beneficially the shares held by OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II; however, each General Partner and each of the entities disclaims beneficial ownership of these shares except any shares held directly of record.

(14)	The Registrant has been advised that OBP Management IV L.P. (“OBP IV”) is the general partner of Oxford Bioscience Partners IV L.P. (“Oxford IV”) and mRNA Fund II L.P. (“mRNA II”). Voting and investment power is shared by the general partners of OBP IV, including Jonathan Fleming, Alan G. Walton, Jeffrey Barnes, Mark Carthy and Michael Lytton (each a “General Partner” and collectively the “General Partners”). Mr. Fleming has served as a member of our Board of Directors since January 1998.

Mr. Fleming serves on the board of directors of Leerink Swan & Co., Inc., a member of the NASD. See footnote 34.

On October 4, 2005 a Schedule 13D was filed by Oxford IV, mRNA II, OBP IV and the General Partners with the SEC (the “Oxford 13D”). Based on the Oxford 13D, by virtue of their relationship as affiliated limited partnerships which share a sole general partner (OBP IV), Oxford IV and mRNA II may be deemed to share voting power and the power to direct the disposition of the shares of common stock which each partnership owns of record. OBP IV, as the general partner of Oxford IV and mRNA II, may also be deemed to own beneficially the shares of Oxford IV and mRNA II. The General Partners may also be deemed to own beneficially the shares held by Oxford IV and mRNA II. Oxford IV, OBP IV and the General Partners expressly disclaim beneficial ownership of the shares held by mRNA II, except to the extent of their respective pecuniary interest therein, and mRNA II, OBP IV, and the General Partners expressly disclaim beneficial ownership of the shares held by Oxford IV, except to the extent of their respective pecuniary interest therein.

(15)	The Registrant has been advised that RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the shares of common stock held by the RHP Master Fund.

(16)	The Registrant has been advised that Highbridge Capital Management, LLC (“Highbridge”) is the trading manager of Smithfield Fiduciary LLC (“Smithfield”) and consequently has voting and investment control over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Messrs. Dubin and Swieca disclaims beneficial ownership of the shares of common stock held by Smithfield.

(17)	Based on a Schedule 13G filed with the SEC on October 11, 2005 (the “Marxe/Greenhouse 13G”), Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”) are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to Special Situations Fund III, L.P. (“SSF3”). Marxe and Greenhouse are members of MG Advisers L.L.C. (“MG”), the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. (“SSPE”). Marxe and Greenhouse are also members of LS Advisers L.L.C. (“LS”), the general partner of and investment adviser to Special Situations Life Sciences Fund, L.P. (“SSLS”, and together with SSF3, Cayman, and SSPE the “Special Situations Funds”). Through their control of AWM, MGP, and LS, Messrs. Marxe and Greenhouse share voting and investment control over the shares of common stock held by the Special Situations Funds.

(18)	Based on a Schedule 13G/A filed with the SEC on February 14, 2006, by Michael A. Roth and Brian J. Stark (the “Roth/Stark 13G”), Messrs. Roth and Stark are the Managing Members of Stark Offshore Management, LLC (“Stark Offshore”), which acts as investment manager and has sole power to direct the management of SF Capital Partners Ltd. (“SF Capital”). Through Stark Offshore, Messrs. Roth and Stark possess voting and investment control over the shares of common stock held by SF Capital; however, Messrs. Roth and Stark disclaim beneficial ownership of these shares. SF Capital is not a registered broker-dealer and but is affiliated with Reliant Trading and Shepherd Trading Ltd, both are registered broker-dealers.

(19)	The Registrant has been advised that Stephen Hicks, President of Southbridge Partners LP, has sole voting and investment control over the shares of common stock held by Southbridge Partners, LP. The Registrant has also been advised that Southridge Partners LP is an affiliate of a registered broker-dealer. See, footnote 34.

(20)	The Registrant has been advised that BC Advisors, L.L.C., is the General Partner of SRB Management, L.P., which is the General Partner of SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P. and SRB Greenway Offshore Operating Fund, L.P. Steven R. Becker, Member of BC Advisors, LLC, has sole voting and investment control over the shares of common stock held by SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P. and SRB Greenway Offshore Operating Fund, L.P.

(21)	The Registrant has been advised that Kings Road Investments Ltd. (“Kings Road”) is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund. Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investments Ltd., as investment managers (the “Investment Managers”); along with Polygon Global Opportunities Master Fund; and Alexander Jackson; Reade Griffith; and Paddy Dear (the “Principals”) share voting and investment control over the shares of common stock held by Kings Road. The Principals control the Investment Managers. Each of the Investment Managers and the Principals disclaims beneficial ownership of the shares of common stock held by Kings Road.

(22)	The Registrant has been advised that WS Capital L.L.C. is the General Partner of WS Capital Management, L.P., which is the General Partner of Walker Smith Capital (QP), L.P. and Walker Smith Capital, L.P. and acts as agent for Walker Smith International Fund, Ltd. G. Stacy Smith and Reid S. Walker share voting and investment control over the shares of common stock held by Walker Smith Capital (QP), L.P., Walker Smith Capital, L.P. and Walker Smith International Fund, Ltd.

(23)	The Registrant has been advised that Weiss, Peck & Greer Investments (“WPG Investments”), a division of Robeco USA, L.L.C. (a registered broker-dealer), is the sole managing member of WPG-Farber Fund Manager, L.L.C., the General Partner of WPG-Farber Fund, L.P., WPG-Farber QP Fund, L.P., and WPG-Farber Institutional Fund, L.P. and the Supervisory General Partner of WPG-Farber Overseas, L.P. Daniel Vandivort and Gerald P. Farber, Chief Investment Officer and Managing Director, respectively of WPG Investments, share voting and investment control over the shares of common stock held by WPG-Farber Fund, L.P., WPG-Farber QP Fund, L.P., WPG-Farber Institutional Fund, L.P. and WPG-Farber Overseas, L.P. See footnote 34. On December 31, 2005, Jefferies purchased 17,998 Warrants from WPG-Farber Institutional Fund LP.

(24)	Based on a Schedule 13D filed with the SEC on October 4, 2005 (the “Venrock 13D”) by Venrock Associates (“Venrock”), Venrock Associates II, L.P. (“Venrock II”), and Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs Fund”, together with Venrock and Venrock II, the “Venrock Entities”), Venrock owns 859,207 shares of common stock and warrants to purchase 113,289 shares of common stock, Venrock II owns 1,213,190 shares of common stock and warrants to purchase 163,026 shares of common stock and Entrepreneurs Fund owns 14,233 shares of common stock. According to the Venrock 13D, Venrock Management LLC (“Management”) is the general partner of Entrepreneurs Fund and a general partner of Venrock and Venrock II. The members of Management are Anthony B. Evnin, Ph.D. and Messrs. Michael C. Brooks, Eric S. Copeland, Bryan E. Roberts, Ray A. Rothrock, Anthony Sun and Michael F. Tyrrell (each a “Managing Member” and collectively, the “Managing Members”). According to the Venrock 13D, each Managing Member is also a general partner of each of Venrock and Venrock II. Each of the Venrock Entities has the sole power to dispose or direct the disposition of the common stock, shared power to vote or to direct the vote of 2,086,630 shares of common stock and shared power to direct the disposition of 2,086,630 shares of the common stock.

Management may be deemed to beneficially own the shares owned by Entrepreneurs Fund and the Managing Members may be deemed to beneficially own the shares owned by the Venrock Entities; however, each Venrock Entity and each Managing Member disclaims beneficial ownership of these shares except to the extent of his or its proportionate pecuniary interests therein. Dr. Evnin has served as a member of our Board of Directors since December 1998.

(25)	The number of shares of common stock beneficially owned by Anthony B. Evnin, Ph.D. prior to the offering includes: (i) 9,950 shares of common stock issuable to Dr. Evnin upon the exercise of stock options vested as of 60 days following October 15, 2005 and (ii) an aggregate of 1,297,157 shares held of record by the Venrock Entities. The number of shares of common stock beneficially owned by Dr. Evnin after the offering includes: (i) 13,300 shares of common stock issuable to Dr. Evnin upon the exercise of stock options vested as of 60 days following March 15, 2006, (ii) warrants to purchase 64,473 shares of common stock, and (iii) an aggregate of 1,297,157 shares of common stock and warrants to purchase an aggregate of 276,315 shares of common stock held of record by the Venrock Entities. See footnote 24. Dr. Evnin disclaims beneficial ownership of the shares of common stock held by the Venrock Entities, except to the extent of his proportionate pecuniary interests therein. Dr. Evnin has served as a member of our Board of Directors since December 1998.

(26)	Dr. Walter Gilbert, Ph.D., a member of our Board of Directors, and his wife are the trustees and beneficiaries of the Walter and Celia Gilbert 1994 Unitrust #2 dated 10/11/94, a charitable remainder trust (the “Gilbert Trust”). Dr. Gilbert has served as a member of our Board of Directors since our inception. This number includes warrants to purchase 18,421 shares of common stock held by the Gilbert Trust. This number does not include shares of common stock held directly by Dr. Gilbert or his wife.

(27)	James R. Sulat has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2005. Mr. Sulat and his wife, Susan Keyes, are the Trustees of the Keyes/Sulat Revocable Trust (the “Sulat Trust”) and the members of Mr. Sulat’s family are the beneficiaries of the Trust. The Registrant has been advised that Mr. Sulat and his wife share voting and investment control over the shares of common stock held by the Trust. This number includes warrants to purchase 55,263 shares of common stock held by the Sulat Trust. This number does not include shares of common stock held directly by Mr. Sulat.

(28)	Robert I. Kriebel has served as a member of our Board of Directors since December 2004. The number of shares of common stock beneficially owned by Mr. Kriebel after the offering includes 8,275 shares of common stock issuable to Mr. Kriebel upon the exercise of stock options vested as of 60 days following March 15, 2006 and warrants to purchase 1,750 shares of common stock.

(29)	The number of shares of common stock beneficially owned by David A. Lowe, Ph.D. prior to the offering includes 107,499 shares of common stock issuable to Dr. Lowe upon the exercise of options vested as of 60 days following October 15, 2005. The number of shares of common stock beneficially owned by Dr. Lowe after the offering includes 175,624 shares of common stock issuable to Dr. Lowe upon the exercise of stock options vested as of 60 days following March 15, 2006 and warrants to purchase 9,210 shares of common stock. Dr. Lowe has served as our Chief Scientific Officer since October 2004 and has served as a member of our Board of Directors since March 2005.

(30)	The number of shares of common stock beneficially owned by Michael E. Meyers, M.P.H. prior to the offering includes 9,950 shares of common stock issuable to Mr. Meyers upon the exercise of stock options vested as of 60 days following October 15, 2005. The number of shares of common stock beneficially owned by Mr. Meyers after the offering includes 13,300 shares of common stock issuable to Mr. Meyers upon the exercise of stock options vested as of 60 days following March 15, 2006 and warrants to purchase 9,210 shares of common stock. Mr. Meyers has served as a member of Board of Directors since March 2002.

(31)	The number of shares of common stock beneficially owned by Tony Scullion prior to the offering includes (i) 524,259 shares of common stock issuable to Mr. Scullion upon the exercise of stock options vested as of 60 days following October 15, 2005 and (ii) 138,556 shares of common stock held by Mr. Scullion. The number of shares of common stock beneficially owned by Mr. Scullion after the offering includes: (i) 573,853 shares of common stock issuable to Mr. Scullion upon the exercise of stock options vested as of 60 days following March 15, 2006, (ii) 138,556 shares of common stock held by Mr. Scullion, and (iii) and warrants to purchase 13,815 shares of common stock. Mr. Scullion has served as a member of our Board of Directors since 2001 and as our Executive Chairman since May 2005. From September 2001 to May 2005, Mr. Scullion served as our Chief Executive Officer and from April 2005 to May 2005, as our President and Chief Executive Officer.

(32)	Banc of America Securities LLC (“BAS”), a wholly owned subsidiary of Bank of America Corporation (“BAC”) was a placement agent for the private placement. Banc of America Strategic Investments Corporation (“BASIC”) is a wholly owned direct subsidiary of BAC. The common stock and Warrants were issued to BASIC in lieu of the fees to be received by BAS for its services as a placement agent for the private placement. BAS served as an underwriter of our initial public offering, which closed in April 2004.

(33)	Fortis Securities LLC (“Fortis”) acted as our agent in the private placement and served as an underwriter of our initial public offering, which closed in April 2004. The common stock and Warrants were issued to Fortis in lieu of the fees to be received for its services as a placement agent for the private placement.

(34)	Selling stockholders who are registered broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act if such selling stockholder (a) did not acquire its shares being offered in the ordinary course of business or (b) had any agreement or understanding, directly or indirectly, with any person to distribute the securities. To our knowledge, no selling stockholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation. Each selling stockholder purchased the shares of common stock and the warrants in the private placement in the ordinary course of such stockholder’s business and, at the time of the purchase of such securities did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares or warrants.